Bush & Associates CPA

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Prospectus, constituting a part of this Registration Statement for Algorhythm Holdings, Inc., of our reports dated June 11, 2024, relating to the financial statements of Semicab, Inc., which are contained within that Prospectus, and of our report dated June 11, 2024, included in Part II of this Registration Statement.

Very truly yours,

Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
November 12, 2024